Exhibit 99.1

Stronghold Digital Mining Strengthens Financial Position through Credit Agreement Amendment and Two-Year Foundry Hosting Agreement

NEW YORK, February 7, 2023 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) today announced that it, its affiliate, Stronghold Digital Mining Holdings, LLC (“Borrower”), and each subsidiary of Borrower have entered into an agreement (the “Amended  Credit Agreement”) to substantially amend its credit agreement dated October 27, 2022 (the “Original Credit Agreement”) with Whitehawk Finance LLC and/or its affiliates or designees and the other lenders from time to time party hereto (collectively, the “Lenders”) and Whitehawk Capital Partners LP as collateral agent for the Lenders and as administrative agent for the Lenders. Separately, the Company entered into a new two-year hosting agreement with Foundry Digital LLC (“Foundry”), replacing its previously announced temporary hosting agreement.

Amended Credit Agreement

The Amended Credit Agreement is designed to provide Stronghold with significantly enhanced liquidity and financial flexibility. The Company and the Lenders have agreed to the following key terms:

•
No mandatory principal amortization payments until July 2024. Based on the Original Credit Agreement, Stronghold was required to pay approximately $29 million in cumulative monthly principal amortization through June 2024.

•
Principal repayment through cash sweep. Following a five-month complete amortization holiday, beginning in June 2023, at the end of each month, Stronghold will repay the principal amount of debt outstanding through a monthly cash sweep calculated as 50% of the average daily cash balance for the month in excess of $7.5 million.

•
Option to pay interest in kind for up to six months. If Stronghold’s average daily cash balance during a month is less than $5 million, the Company may elect to pay interest in kind, instead of using cash, for the respective month.

•	Elimination of all leverage covenants before Q3 2024. Beginning on September 30, 2024 and at the end of each quarter thereafter, a 4.0:1.0 net debt-to-EBITDA ratio covenant applies.

•
Reduced minimum liquidity covenants. The minimum allowable liquidity (defined as unrestricted cash plus Bitcoin), at any given time, is $2.5 million through March 31, 2024, $5.0 million from April 1, 2024 through December 31, 2024, and $7.5 million thereafter.

•	No dilution. No equity will be issued in relation to the Amended Credit Agreement.

“With a lot of hard but necessary work, we have successfully restructured nearly our entire balance sheet to make the Company more resilient, and I am very excited about the next phase for Stronghold,” said Greg Beard, co-chairman and chief executive officer of Stronghold. “Our efforts to anticipate and respond proactively to challenges in our markets while prioritizing liquidity have helped us endure through this environment. With this amendment and our previously announced convertible debt exchange agreement, which remains on track to close this month, we will have removed all material mandatory principal repayments through the middle of 2024. We believe this puts Stronghold on course to capture significant value from our key markets, power and Bitcoin.”

The table below summarizes the key terms of the Amended Credit Agreement compared to the terms of the Original Credit Agreement:

	Original Credit Agreement		Amended Credit Agreement
Principal Amount Outstanding (as of 2/3/23)	•	~$54.9mm	•	Unchanged
Coupon	•	SOFR + 10% (3% SOFR floor)	•	Unchanged
Ability to Pay Interest in Kind	•	No	•	Yes, for up to 6 months, only if average daily cash balance for the respective month is less than $5mm
Mandatory Amortization	•	~$1.6mm per month through end of term	•	$0 through June 2024
			•	Then ~$1.6mm per month through end of term
Cash Sweep to Lender	•	None	•	Beginning in June 2023, 50% of average monthly cash balance in excess of $7.5mm until debt is repaid
Minimum Liquidity Covenants (Absolute | Monthly Average)	•	Through 6/30/23: $7.5mm | $10.0mm	•	Through 3/31/24: $2.5mm | none
	•	Thereafter: $7.5mm | $20.0mm	•	4/1/24 through 12/31/24: $5.0mm | none
			•	Thereafter: $7.5mm | none
Leverage Covenants (Net Debt-to-EBITDA)	•	As of 12/31/22: 7.5:1.0	•	Before 9/30/24: none
	•	As of 3/31/23: 5.0:1.0	•	Thereafter: 4.0:1.0
	•	As of 6/30/23: 4.0:1.0
	•	Thereafter: 4.0:1.0
Board Representation	•	No	•	Right to approve one independent director and appoint one observer

Foundry Hosting Agreement

On February 6, 2023, the Company signed a two-year hosting agreement with Foundry (the “New Foundry Hosting Agreement”), replacing the previous hosting agreement entered into on November 7, 2022. The New Foundry Hosting Agreement applies to the same Bitcoin mining fleet of approximately 4,500 miners with total hash rate capacity of approximately 420 PH/s and average efficiency of approximately 35 J/TH. The New Foundry Hosting Agreement has similar terms to the previous hosting agreement, with a few notable differences:

•	The agreement term is two years, with no unilateral early termination option.

•	The applicable hosting fee will be the realized net cost of power at the Company’s Panther Creek Plant plus 10%, calculated on a monthly basis.

•	Foundry will participate in profit generated from selling power to the grid when miners are curtailed.

Beard commented, “We are excited to continue to partner with Foundry with this new long-term agreement, whereby Foundry will fully participate in our vertically integrated business model, validating our differentiated strategy. Further, the multi-year nature of the agreement offers certainty around keeping miners installed and is a natural pathway to fill a portion of our open miner slots capable of supporting approximately 4 EH/s of miners utilizing our self-generated power.”

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com

Forward Looking Statements:

The information, financial projections and other estimates contained herein contain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the anticipated performance of the Company as a result of the restructuring of the Company’s debt contemplated by the Amended Credit Agreement and closing of the previously announced exchange agreement with certain noteholders. Such  projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading “Risk Factors” as detailed from time to time in Stronghold’s reports filed with the SEC, including Stronghold’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Such risk and uncertainties are not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this communication should make their own investigations and evaluations of any information referenced herein.